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                                                      Exhibit 3.10
                                     BYLAWS
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                                       OF
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                            WARD LAKE DRILLING, INC.
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                                   ARTICLE I
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        Section 1.  PLACE OF MEETING.  Any and all meetings of the
Shareholders, and of the Board of Directors, may be held within or without the State of Michigan.

        Section 2. ANNUAL MEETING OF SHAREHOLDERS. After the year 1985, an annual meeting of the Shareholders shall be held in each year within sixty (60) days of the close of the fiscal year in the offices of the Corporation in Gaylord, Michigan, or at such other place within or without the State of Michigan as designated by the Board of Directors, one of the purposes of which shall be the election of the Board of Directors.

        Section 3. DELAYED ANNUAL MEETING. If, for any reason, the annual meeting of the Shareholders shall not be held on the day hereinbefore designated, such meeting may be called and held as a delayed annual meeting or as a special meeting.

        Section 4. SPECIAL MEETINGS OF SHAREHOLDERS. A special meeting of the shareholders may be called at any time by the President, or by a majority of the Board of Directors, or by Shareholders entitled to vote not less than an aggregate of 50% of the outstanding shares of the Corporation having the right to vote at such special meeting. The method by which such meeting may be called is as follows: Upon receipt of a specification in writing, setting forth the date and objects of such proposed special meeting, signed by the President, or by a majority of the Board of Directors, or by Shareholders as above provided, the Secretary of this Corporation shall prepare, sign and mail the notices requisite to such meeting.

        Section 5.  NOTICE OF MEETING OF SHAREHOLDERS.  At least ten
(10) days but not more than sixty (60) days prior to the date of the holding of any meeting of Shareholders, written notice of the time, place and purpose of such meeting shall be mailed, as hereinafter provided or personally delivered to each Shareholder entitled to vote at such meeting.

        Section 6. SHAREHOLDER ACTION WITHOUT MEETING. Any action required or permitted by the Michigan Business Corporations Act, as amended, or these Bylaws to be taken at an annual or special meeting of Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were

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present  and  voted.   Prompt  notice  of  the  taking  of  the
Corporation action without a meeting by less than unanimous written consent shall be given to Shareholders who have not consented in writing.

        Section 7. ORGANIZATIONAL MEETING OF BOARD. At the place of holding the annual meeting of Shareholders, and immediately following such meeting, the Board of Directors as constituted upon final adjournment of such annual meeting, shall convene for the purpose of electing officers and transacting any other business properly brought before it; provided, that the organization meeting in any year may be held at a different time and place than that herein provided, by consent of a majority of the Directors or such new Board.

        Section 8. REGULAR MEETINGS OF BOARD. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time determine. No notice of regular meetings of the Board shall be required.

        Section 9. SPECIAL MEETINGS OF BOARD. Special meetings of the Board of Directors may be called by the President, or by any other officer who is a member of the Board of Directors, at any time by means of written or personal notice of the time and place thereof to each Director.

        Section 10. MAILING OF NOTICES. Every written notice shall be deemed duly served when the same has been deposited in the United States mail, with postage fully prepaid, plainly addressed to the addressee at his, her or its last address appearing upon the original or duplicate stock ledger of this Corporation at its registered office in Michigan.

        Section 11. WAIVER OF NOTICE. Any notices herein provided for may be waived by telegram, radiogram, cablegram or other writing, either before, at or after such meeting. Attendance at a meeting in person or by proxy shall also constitute waiver of notice unless the person so attending expressly objects to the meeting at the commencement of the meeting as not being lawfully called or convened.

                                   ARTICLE II

                                     QUORUM

        Section  1.   QUORUM OF  SHAREHOLDERS.   A majority of  the
outstanding shares of this Corporation entitled to vote, present by the record holders thereof in person or by proxy, shall constitute a quorum at any meeting of the Shareholders.

        Section  2.   QUORUM  OF  DIRECTORS.   A  majority  of  the
Directors shall constitute a quorum.


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                                  ARTICLE III

                         VOTING, ELECTIONS AND PROXIES

        Section 1.  WHO IS ENTITLED TO VOTE.  Except as provided in
Section 2 hereof, each Shareholder, at every meeting of the Shareholders, shall be entitled to one vote, in person or by proxy, for each share of capital stock of this Corporation held by such Shareholder.

        Section 2. RECORD DATE FOR DETERMINATION OF SHAREHOLDERS. Five o'clock p.m. local time ten (10) days preceding the date of the meeting of Shareholders hereby is fixed as the record date for the determination of the Shareholders entitled to vote at such meeting; and in such case, only such Shareholders as shall be Shareholders of record on the date so fixed shall be entitled to notice of and to vote at such meeting.

        Section 3. PROXIES. No proxy shall be deemed operative unless and until signed by the Shareholder and filed with the
Corporation.   In  the  absence  of  limitation  to  the  contrary
contained in the proxy, the same shall extend to all meetings of the Shareholders and shall remain in force three (3) years from its date, and no longer.

        Section 4. VOTE BY SHAREHOLDER CORPORATION.   Any other
corporation owning voting shares in this Corporation may vote the same by an officer or agent, or by proxy appointed by an official or agent or by some other person, who by action of its Board or pursuant to its Bylaws, shall be appointed to vote such shares.

        Section 5. INSPECTORS OF ELECTION. Whenever any person entitled to vote at a meeting of the Shareholders shall request the appointment of inspectors, the presiding officer of the meeting shall appoint not more than three (3) inspectors, who need not be Shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors shall determine such right. The inspectors shall receive and count the votes upon an election, and for the decision of any question, and shall determine the result. The certificate of the inspectors on any vote shall be prima facie evidence thereof.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

        Section 1.   NUMBER AND TERM OF DIRECTORS.   The business
property and affairs of this Corporation shall be managed by a Board of Directors composed of four (4) persons who shall be Shareholders. The Directors shall be elected for a term of three
(3) years and until their successors are elected and qualified. The Directors may be re-elected to successive terms without limit. The number of Directors shall be set annually at the Shareholders meeting.


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         Section 2. ACTION BY UNANIMOUS WRITTEN CONSENT. If and when the
Directors shall consent in writing to any action to be taken by the Corporation, such action shall be as valid corporate action as though it had been authorized at a meeting of the Board of Directors.

         Section 3. POWER TO MAKE BYLAWS. The Board of Directors shall have power to make and alter any Bylaw or Bylaws, including the fixing and altering the number of Directors.

         Section 4. POWER TO ELECT OFFICERS. The Board of Directors shall select a President, a Secretary and a Treasurer and other officers and agents as the Board may deem necessary for the transaction of the business of the Corporation.

         Section 5. REMOVAL OF OFFICERS AND AGENTS. Any officer or agent may be removed by the Board of Directors with or without cause.

         Section 6. POWER TO FILL VACANCIES. A majority of the Board shall have power to fill any vacancy in any office occurring for any reason whatsoever. Any Director elected by the Board shall hold office until the next annual meeting of the Shareholders.

         Section 7. DELEGATION OF POWERS. For any reason deemed sufficient by the Board of Directors, the Board may delegate all or any of the powers and duties of any officer to any other officer or Director, but no officer or Director shall execute, acknowledge, or verify any instrument in more than one capacity where prohibited by applicable statute.

         Section 8. POWER TO APPOINT EXECUTIVE COMMITTEE. The Board of Directors shall have the power to appoint by resolution an executive committee composed of one or more Directors who, to the extent provided by such resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the Corporation between the meetings of the Board.

         Section 9. COMPENSATION. The compensation of Directors, officers and agents may be fixed by the Board of Directors or may be delegated by the Board.

                                   ARTICLE V

                                    OFFICERS

         Section 1. PRESIDENT. The President shall be the chief executive officer of the Corporation. He shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect.




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         Section 2. VICE PRESIDENTS. One or more Vice Presidents may be elected by the Board. The Vice Presidents, in the order of their seniority, shall perform the duties and exercise the powers of the President during the absence or disability of the President.

         Section 3. SECRETARY. The Secretary shall attend all meetings of the Shareholders, the Board of Directors and the Executive Committee, and shall preserve in the books of the Company true minutes of the proceedings of all such meetings. He shall keep in his custody the seal of the Corporation and shall have authority to affix the same to all instruments where its use is required. He shall give all notices required by statute, by-law or resolution. He shall perform such other duties as may be delegated to him by the Board of Directors or by the Executive Committee.

         Section 4. TREASURER. The Treasurer shall have custody of all Corporate funds and securities and shall keep in books belonging to the Corporation full and accurate accounts of all receipts and disbursements. He shall deposit all moneys, securities and other valuable effects in the name of the Corporation in such depositories as may be designated for that purpose by the Board of Directors. He shall disburse the funds of the Corporation as ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and Directors at the regular meetings of the Board, and whenever requested by them, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 5. ASSISTANT SECRETARY AND ASSISTANT TREASURER. The Assistant Secretary, in the absence or disability of, or upon order by, the Secretary, shall perform the duties and exercise the powers of the Secretary. The Assistant Treasurer, in the absence or disability of, or upon order by the Treasurer, shall perform the duties and exercise the powers of the Treasurer.

         Section 6. COMBINED OFFICES. The Board of Directors may combine any of the above-described offices.

                                   ARTICLE VI

                              STOCKS AND TRANSFERS

         Section 1. CERTIFICATE OF SHARES. Every Shareholder shall be entitled to a certificate for his shares signed by the President, or by the Vice President, and the Secretary, or the Treasurer, or the Assistant Secretary or the Assistant Treasurer, under the seal of the Corporation, certifying the number and class of shares represented by such certificates, which certificates shall state the terms and provisions of all classes of shares and, if such shares are not fully paid, the amount paid; provided, that where such certificate is signed by a transfer clerk acting on behalf of such Corporation, or by



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registrar, the signature of any such President, Vice President, Secretary,
Assistant Secretary, Treasurer or Assistant Treasurer, and the seal of the Corporation, may be a facsimile.

         Section 2. TRANSFERABLE ONLY ON BOOKS OF CORPORATION. Shares shall be transferable only on the books of the Corporation by the person named in the certificate, or by attorney lawfully constituted in writing, or by the Secretary of the Corporation, and upon surrender of the certificate thereof. A record shall be made of every such transfer and issue. Whenever any transfer is made for collateral security and not absolutely the fact shall be so expressed in the entry of such transfer.

         Section 3. STOCK RESTRICTIONS. Stockholders shall not encumber or dispose of the shares in the Corporation now owned or hereafter acquired by them except under the following terms:

        (a) The party desiring to dispose of his shares must first obtain the written consent of the other parties except entities under a shareholder's control, shareholder grantor trust, or the majority of a shareholder's family members.

        (b) In the absence of such written consent, the party desiring to dispose of his shares must give 30-days' written notice by registered mail of his intention to make such disposition. The remaining partners shall thereupon have the option, pro rata, within such 30 days to purchase all of such shares. The election to exercise the option shall be made in writing and mailed by registered mail to the party desiring to dispose of his shares. The purchase price shall be the book value of the shares as at the date of the first notice, as determined by the certified public accountant then in charge of the books of the Corporation. His determination as to book value shall be made according to accepted accounting practices and shall be binding upon the parties. The purchase price shall be payable as follows: one-half (1/2) in cash upon transfer of the shares, and one-half (1/2) by a promissory note payable one (1) year thereafter bearing interest at ten percent (10%) annually. In the event all the shares so offered are not purchased by the other parties, all the restrictions imposed by this paragraph shall forthwith terminate for a period of six (6) months, during which period the owner may dispose of his shares. To the extent that the shares are not disposed of during the six-month period, all of the restrictions imposed by this paragraph shall again be applicable.

         Section 4. REGISTERED SHAREHOLDERS. The Corporation shall have the right to treat the registered holder of any share as the absolute owner thereof, and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have express or other notice thereof, except as may be otherwise expressly provided by the statutes of Michigan.

         Section 5. TRANSFER AGENT AND REGISTRAR. The Board of Directors may appoint a transfer agent and registrar of


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transfers, and may require all certificates of shares to bear the signature of such transfer agent and of such registrar of transfers, or as the Board may otherwise direct.

         Section 6. REGULATIONS. The Board of Directors shall have the power and authority to make all such rules and regulations as the Board may deem expedient regulating the issue, transfer, and registration of certificates for shares of this Corporation.

                                  ARTICLE VII

                             DIVIDENDS AND RESERVES

         Section 1. SOURCE OF DIVIDENDS. The Board of Directors shall have the power and authority to declare dividends from the surplus of the Corporation. A dividend paid or any other distributions made, in any part, from sources other than earned surplus, shall be accompanied by a written notice (a)disclosing the amounts by which the dividend or (b)if such amounts are not determinable at the time of notice, disclosing the amounts by which the dividend or distribution affects stated capital, capital surplus and earned surplus, or (c)if such amounts are not determinable at the time of notice, disclosing the approximate effect of the dividend or distribution upon stated capital, capital surplus and earned surplus and stating that the amounts are not yet determinable.

         In determining earned surplus, the judgment of the Board of Directors shall be conclusive, in the absence of bad faith or gross negligence.

         Section 2. MANNER OF PAYMENT OF DIVIDEND. Dividends may be paid by the Corporation in cash, in its own shares, in its own bonds, or in its own property, including the shares or bonds of other corporations, or its own property, including the shares or bonds of other corporations, or its outstanding shares, except when currently the Corporation is insolvent or would thereby be made insolvent. A share dividend paid or other distribution of shares of the Corporation shall be accompanied by a written notice (1)disclosing the amounts by which the distribution affects stated capital, capital surplus and earned surplus, or (b)if such amounts are not determinable, at the time of the notice, disclosing the approximate effect of the distribution upon stated capital, capital surplus and earned surplus and stating that the amounts are not yet determinable.

                                  ARTICLE VIII

                              RIGHT OF INSPECTION

         Section 1. BALANCE SHEET. Upon written request of a Shareholder, the Corporation shall mail to the Shareholder its balance sheet as at the end of the preceding fiscal year; its statement of income for such fiscal year; and, if prepared by the


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Corporation, its statement of source and application of funds for such fiscal year.

         Section 2. EXAMINATION OF MINUTES AND RECORDS OF SHAREHOLDERS. Upon ten
(10) days written demand, a Shareholder of the Corporation may examine for any proper purpose in person or by agent or attorney during usual business hours, the Corporation's minutes of Shareholders' meetings and records of Shareholders and make abstracts therefrom.

                                   ARTICLE IX

                            EXECUTION OF INSTRUMENTS

         Section 1. CHECKS, CONTRACTS, CONVEYANCES, ETC. The Board of Directors shall have power to designate the officers and agents who shall have authority to execute any instrument on behalf of this Corporation.

                                   ARTICLE X

                              AMENDMENT OF BYLAWS

         Section 1. AMENDMENTS, HOW AFFECTED. These Bylaws may be amended by the affirmative vote of a majority of the shares entitled to vote at any regular or special meeting of the Shareholders or by the affirmative vote of a majority of the Board of Directors.

                                   ARTICLE XI

                               SPECIAL PROVISIONS

         Section 1. INDEMNIFICATION OF OFFICERS AND DIRECTORS. To induce any person elected or appointed as an officer, director, or employee of the Corporation to assume such position, the Corporation agrees and hereby makes a continuing offer to indemnify any such person from any liability or expense actually incurred by such person in any way arising out of such position to the fullest extent allowed by applicable law.

         Section 2. ELECTION UNDER IRC SECTION 1244. The Corporation is organized under a plan to issue not more than 50,000 shares of par value stock for not in excess of $50,000 within a period of 620 days from the date of the adoption of these Bylaws establishing such plan which stock shall be issued only for cash or other property (other than stock or securities).




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